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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2011

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2011, the Board of Directors of Nortek, Inc. (the “Board”) approved, based upon the recommendation of the Board's Compensation Committee, the Nortek, Inc. 2011 Short-Term Cash Incentive Plan for Nortek Executives (the “Plan”). The Board has selected the following executive officers of Nortek, Inc. (the “Company”) for participation in the Plan: Almon C. Hall, the Company's Senior Vice President and Chief Financial Officer, Kevin W. Donnelly, the Company's Senior Vice President, General Counsel and Secretary, Edward J. Cooney, the Company's Senior Vice President and Treasurer, and Thomas H. Dougherty, the Company's Vice President - Special Projects. The target bonus amount under the Plan for each of Messrs. Hall, Donnelly and Cooney is 75% of the executive's respective base salary and for Mr. Dougherty is 50% of his base salary. The actual amount of an executive's bonus will be determined based on the achievement of Company and individual performance goals. The Company performance goal is based on the Company's “Consolidated Cash Flow" as defined in the Company's 8.5% Senior Notes due 2021 (“Adjusted EBITDA”) and 70% of the bonus will be based on the Company's achievement of the Adjusted EBITDA goals established by the Board. The Compensation Committee will establish individual performance goals for each Plan participant, and 30% of the bonus will be based on the executive's achievement of his personal goals. No bonus will be paid under the Plan if Adjusted EBITDA for fiscal 2011 is below a certain minimum amount established by the Board.

The above summary is qualified by its entirety by the terms of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Nortek, Inc. 2011 Short-Term Cash Incentive Plan for Nortek Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Senior Vice President and Treasurer

Date: October 21, 2011